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                                                                      Exhibit 10

                            EMPLOYMENT AGREEMENT

     This Employment Agreement is made and entered into by and between Inprise Corporation (the "Company") and Dale Fuller ("Executive") as of April 9, 1999.

     1.  Position and Duties:  Executive shall be employed by the Company as its
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interim President and Chief Executive Officer, reporting to the Company's Board of Directors (the "Board"). Executive agrees to devote his full business time, energy and skill to his duties at the Company. In addition, Executive will be appointed to the Company's Board of Directors (the "Board").

     2.  Term of Employment:  Executive's employment with the Company will be
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for a six month term (the "Term") which may be extended by Executive and the
Company by mutual written agreement. Upon the termination of Executive's employment with the Company, for any reason, neither Executive nor the Company shall have any further obligation or liability under this Agreement to the other, except as set forth in paragraphs 4, 5, 6, 7, 8 and 9 below.

     3.  Compensation:  Executive shall be compensated by the Company for his
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services as follows:

         (a)  Base Salary:  Executive shall be paid a salary of $1 for his
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employment services during the term; provided however that the Company shall also pay such sums as are required to satisfy any minimum compensation requirements under law and the minimum amount necessary to cover any employee contributions under any of the Company's benefit plan(s) that require such contributions.

         (b)  Benefits:  Executive shall have the right, on the same basis as
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other members of senior management of the Company, to participate in and to receive benefits under any of the Company's employee benefit plans, as such plans may be modified from time to time. In addition, Executive shall be entitled to the benefits afforded to other members of senior management under the Company's vacation, holiday and business expense reimbursement policies. Upon the termination of Executive's employment with the Company, for any reason, in the event the Executive elects to continue to participate in the Company's group health insurance plans pursuant to state or federal COBRA law, the Company shall reimburse Executive for all insurance premiums for the duration of such COBRA coverage. In the event that the Term is continued beyond six months by written agreement of the Company, this provision concerning the payment of COBRA premiums shall not necessarily apply.

         (c)  Stock Options:
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              (1)  Executive shall be granted the option to purchase 1,000,000 shares of the Common Stock of the Company (the "Options") with an exercise price equal to the closing price of the Company's Common Stock as of the date of this Agreement. The Options shall vest at the rate of 1/6 following the end of each month of employment hereunder and shall be

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exercisable for twenty-four (24) months following the termination of
Executive's employment with the Company to the extent that the Options were vested as of the date of such termination of employment or as otherwise provided herein (but in no event beyond the term of the Options). Except as provided herein, the Options shall be subject to the terms of the Company's Stock Option Plan and the standard option agreements provided pursuant to such plan.

              (2) The agreement for the Options shall contain the following additional provisions:

                   (i) In the event of a Change in Control (as defined below) of the Company, all of the unvested shares subject to the Options shall become vested immediately prior to the Change in Control.

                   (ii) For purposes of this Agreement, a "Change in Control" shall mean an Ownership Change Event (as defined below) or a series of related Ownership Change Events (collectively, the "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the "Transferee Corporation(s)"), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive. A "Change in Control" shall also mean a change in the composition of the Board, as a result of which 50% or fewer of the incumbentdirectors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved.

                   (iii) For purpose of this Agreement, an "Ownership Change Event" shall be deemed to have occurred if any of the following occurs with respect to the Company:

                         (A)  the direct or indirect sale or exchange in a
single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

                         (B)  a merger or consolidation in which the Company
is a party;

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                         (C)  the sale, exchange, or transfer of all or
substantially all of the assets of the Company; or

                         (D) a liquidation or dissolution of the Company.

     4.  Benefits Upon Termination:  Executive agrees that his employment may be
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terminated by the Company at any time, with or without cause.  In the event of the termination of Executive's employment by the Company for the reasons set forth below, he shall be entitled to the following:

         (a)  Termination for Cause:  If Executive's employment is terminated by
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the Company for cause as defined below, Executive shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3, or in the case of any stock options, vested through the date of his termination. For purposes of this Agreement, a termination "for cause" occurs if Executive is terminated for any of the following reasons:

              (1) theft, dishonesty, or falsification of any employment or Company records that has a material, detrimental effect on the Company;

              (2)  conviction of a felony or any act involving moral turpitude;

              (3) improper disclosure of the Company's confidential or proprietary information; or

              (4) any material breach of this Agreement, which breach, if curable, is not cured within thirty (30) days following written notice of such breach from the Company.

         (b)  Termination Without Cause:  If Executive's employment is
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terminated by the Company for any reason other than for cause, Executive shall be entitled to full vesting of the Options.

     5.  Additional Payment:
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         (a)  In the event that any payment or benefit received or to be received by Executive pursuant to this Agreement (collectively, the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision (the "Excise Tax"), the Company shall pay to Executive within ninety
(90) days of the date Executive becomes subject to the Excise Tax, an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after deduction of (1) any Excise Tax on the Payments and (2) any federal, state and local income or employment tax and Excise Tax upon the payment provided for by this paragraph, shall be equal to the Payments.

         (b) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax:

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              (1)  Any other payments or benefits received or to be received by
Executive in connection with transactions contemplated by a Change in Control event or Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), shall be treated as "parachute payments" within the meaning of Section 280G of the Code or any similar or successor provision, and all "excess parachute payments" within the meaning of Section 280G or any similar or successor provision shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G (or any similar or successor provision of the Code) in excess of the base amount within the meaning of Section 280G (or any similar or successor provision of the Code), or are otherwise not subject to the Excise Tax.

              (2) The amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (i) the total amount of the Payments or (ii) the amount of the excess parachute payments within the meaning of Section 280G (after applying paragraph (b)(1) above).

              (3) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G of the Code.

         (c) For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the date the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         (d) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal, state or local income or employment tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

         (e) In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

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     6.  Employee Inventions and Proprietary Rights Assignment Agreement:
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Executive agrees to enter into and abide by the terms and conditions of the
Company's standard Employee Inventions and Proprietary Rights Assignment Agreement.

     7.  Agreement Not To Compete Unfairly:  Executive agrees that in the event
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of his termination at any time and for any reason, he shall not use any confidential or proprietary information of the Company to compete with the Company in any way.

     8.  Non-Solicitation:  Executive agrees that for a period of one year after
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the date of the termination of his employment for any reason, he shall not, either directly or indirectly, solicit the services, or attempt to solicit the services, of any employee of the Company to any other person or entity.

     9.  Dispute Resolution:  In the event of any dispute or claim relating to
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or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Executive and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association in Santa Clara, California in accordance with its National Employment Dispute Resolution rules, as those rules are currently in effect (and not as they may be modified in the future). Executive acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute. Provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of trade secrets or proprietary information.

     10. Attorneys' Fees:  The prevailing party shall be entitled to recover
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from the losing party its attorneys' fees and costs incurred in any action brought to enforce any right arising out of this Agreement. The Company agrees to reimburse Executive for his reasonable attorneys fees relating to the negotiation of this Agreement up to a maximum of $5,000.

     11. Tax Withholding:  All payments made and benefits provided pursuant to
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this Agreement shall be subject to withholding of all applicable income and employment taxes.

     12. Interpretation:  Executive and the Company agree that this Agreement
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shall be interpreted in accordance with and governed by the laws of the State of
California.

     13. Successors and Assigns:  This Agreement shall inure to the benefit of
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and be binding upon the Company and its successors and assigns.  In view of the personal nature of the services to be performed under this Agreement by Executive, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

     14. Entire Agreement:  This Agreement constitutes the entire employment
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agreement between Executive and the Company regarding the terms and conditions of his employment, with the exception of (i) the agreement described in paragraph 6 and (ii) any stock option agreements between Executive and the Company. This Agreement (including the documents

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described in (i) and (ii) herein) supersedes all prior negotiations, representations or agreements between Executive and the Company, whether written or oral, concerning Executive's employment by the Company.

     15. Validity:  If any one or more of the provisions (or any part thereof)
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of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     16. Modification:  This Agreement may only be modified or amended by a
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supplemental written agreement signed by Executive and the Company.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                                Inprise Corporation


Date:_________________________                  By:___________________________
                                                Its:__________________________

Date:_________________________                  ______________________________
                                                Dale Fuller

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